UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 1, 2012

Two Harbors Investment Corp.

(Exact name of registrant as specified in its charter)

Maryland	001-34506	27-0312904
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 Carlson Parkway, Suite 150

Minnetonka, MN 55305

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: (612) 629-2500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 3, 2012, Two Harbors Investment Corp. issued a press release announcing that Mr. Brad Farrell had assumed the role of Chief Financial Officer and Treasurer, effective January 1, 2012. In September 2011, Two Harbors had previously announced that Mr. Farrell’s appointment would occur in January 2012. Mr. Jeffrey Stolt, who departed from the role of Chief Financial Officer of Two Harbors effective January 1, 2012, will continue to serve as Partner and Chief Financial Officer of Pine River Capital Management L.P., the parent of PRCM Advisers LLC, Two Harbors’ external manager.

Two Harbors’ press release, dated January 3, 2012, regarding the assumption of the role of Chief Financial Officer and Treasurer by Mr. Farrell is attached as Exhibit 99.1 and incorporated herein in its entirety by this reference.

Item 9.01. Financial	Statements and Exhibits.

(d) Exhibits.

99.1 Press Release dated January 3, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWO HARBORS INVESTMENT CORP.

By:	/s/ Timothy O’Brien
Timothy O’Brien
Secretary and General Counsel

Date: January 3, 2012